UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2026

LXP INDUSTRIAL TRUST
(Exact name of registrant as specified in its charter)

Maryland		1-12386	13-3717318
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

515 N Flagler Dr, Suite 408,	West Palm Beach	FL	10119-4015
(Address of Principal Executive Offices)			(Zip Code)
(212) 692-7200
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of beneficial interest, par value $0.0001 per share, classified as Common Stock	LXP	New York Stock Exchange
6.50% Series C Cumulative Convertible Preferred Stock, par value $0.0001 per share	LXPPRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreements.

On January 13, 2026, LXP Industrial Trust, or the Trust, amended and restated its existing credit agreement, which we refer to as the Third Amended and Restated Credit Agreement, among the Trust, as borrower, each of the financial institutions initially a signatory thereto together with their assignees pursuant to Section 12.5 therein, and KeyBank National Association, or KeyBank, as agent.

The Third Amended and Restated Credit Agreement amends and restates the Second Amended and Restated Credit Agreement, dated as of July 5, 2022, as the same was amended from time to time, which we refer to as the Existing Credit Agreement, among the Trust, as borrower, KeyBank, as agent, and each of the financial institutions initially a signatory thereto together with their assignees pursuant to Section 12.5 therein.

The Third Amended and Restated Credit Agreement refinances and replaces the Trust’s existing revolving and term loan credit facilities with a (1) $600.0 million senior unsecured revolving credit facility, or the Revolver, and (2) unsecured term loan in a principal amount of $250.0 million, the Term Loan. With lender approval, the Trust can increase the size of the Revolver and the Term Loan, or incur additional term loans, by an amount that, when taken together with the Revolver and Term Loan, shall not exceed $1.8 billion. The Third Amended and Restated Credit Agreement also provides for a $40.0 million letter of credit sub-facility and a $40.0 million swingline sub-facility.

The Revolver matures January 31, 2030, but can be extended twice by six months each or once by one year until January 31, 2031 at the Trust’s option and subject to satisfaction of certain conditions (including payment of an extension fee equal to 0.05% for the first, six-month extension, 0.075% for the second, six-month extension, and 0.125% for the one-year extension, of the aggregate Revolver commitments Revolver at such time). The Term Loan matures January 31, 2029, but can be extended twice by one year each until January 31, 2031 at the Trust's option and subject to satisfaction of certain conditions (including payment of an extension fee equal to 0.125% of the principal amount of the Term Loan outstanding at such time for each extension).

Borrowings under the Third Amended and Restated Credit Agreement are payable interest-only during the term, with the respective principal amount due in full on the applicable maturity date. The rate of interest payable under the Revolver is equal to, at the option of the Trust, a rate per annum of (i) the base rate plus a margin of 0.00% to 0.40% or (ii) the daily secured overnight financing rate ("SOFR") or a term SOFR plus a margin of 0.725% to 1.40%. The rate of interest payable under the Term Loan is equal to, at the option of the Trust, a rate per annum of (i) the base rate plus a margin of 0.00% to 0.60% or (ii) the daily SOFR or a term SOFR plus a margin of 0.80% to 1.60%. There is no credit adjustment for SOFR. The applicable margin is determined with respect to the Trust’s consolidated leverage ratio and senior unsecured long-term debt rating. Based on the Trust's current consolidated leverage ratio and investment grade credit ratings, for SOFR borrowings the applicable margin for the Revolver equals 0.775% and the applicable margin for the Term Loan equals 0.85%. The Trust is required to pay a facility fee equal to 0.125% to 0.300%, depending on the Trust's credit ratings and consolidated leverage ratio, of the total commitments under the Revolver, which is currently 0.15%.

The Trust may prepay any outstanding borrowings under the Third Amended and Restated Credit Agreement without any premium or penalty. In addition, the Trust is required to prepay all borrowings under the Revolver to the extent such borrowings are in excess of the amount the Trust has the ability to borrow under the Revolver.

The Third Amended and Restated Credit Agreement contains representations, financial and other affirmative and negative covenants, events of defaults, including certain cross defaults with the Trust’s other indebtedness, and remedies, including acceleration, typical for this type of revolving credit and term loan facility, including (i) restrictive covenants limiting the incurrence of additional indebtedness and liens, the ability to make certain payments and investments, and the ability to enter into certain merger, consolidation, asset sale, and affiliate transactions, (ii) financial maintenance covenants, including a maximum consolidated leverage ratio, a minimum fixed-charge coverage ratio, a maximum unsecured debt to unencumbered assets ratio, a maximum secured debt to implied capitalization ratio and an unsecured debt coverage ratio.

The Trust intends to use the proceeds of the Term Loan to refinance the term loan under the Existing Credit Agreement. The Trust has no borrowings outstanding under the Revolver and currently expects to use any proceeds under the Revolver for general working capital, including to fund new investments.

The Trust has had or may have with one or more of the lenders party to the Third Amended and Restated Credit Agreement customary banking relationships through which a variety of financial services are, were or will be provided, including investment banking, underwriting, lending, commercial banking, treasury management, trustee and other advisory services, and for which such lenders will receive or have received customary fees and expenses.

A copy of the Third Amended and Restated Credit Agreement is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, which we refer to as this Current Report, and is incorporated herein by reference. The foregoing description of the Third Amended and Restated Credit Agreement is qualified in its entirety by reference to the full text of the Third Amended and Restated Credit Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 13, 2026, the Trust entered into the Third Amended and Restated Credit Agreement described in Item 1.01 of this Current Report. The material terms and conditions pertaining to the Third Amended and Restated Credit Agreement are set forth in Item 1.01 of this Current Report and to the extent required by Item 2.03 of Form 8-K, the information contained in (or incorporated by reference into) Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On January 14, 2026, the Company issued a press release with respect to the Third Amended and Restated Revolving Credit Agreement. A copy of the press release is attached and incorporated by reference as Exhibit 99.1.

The information furnished pursuant to this “Item 7.01 - Regulation FD Disclosure”, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by the Trust under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits
10.1
Third Amended and Restated Credit Agreement, dated as of January 13, 2026, among the Trust, as borrower, each of the financial institutions initially a signatory thereto together with their assignees pursuant to Section 12.5 therein, as lenders, and KeyBank, as agent.

99.1	Press release issued January 14, 2026.
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LXP Industrial Trust

Date:	January 14, 2026	By:	/s/ Joseph S. Bonventre
Joseph S. Bonventre
Secretary